Exhibit 10.1

$210,000,000

OMEROS CORPORATION

6.25% Convertible Senior Notes due 2023

PURCHASE AGREEMENT

November 8, 2018

Cantor Fitzgerald & Co.

UBS Securities LLC

As Initial Purchasers

c/o Cantor Fitzgerald & Co.

499 Park Avenue

New York, New York 10022

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

1. Introductory. Omeros Corporation, a Washington corporation (the “Company”), proposes to issue and sell to Cantor Fitzgerald & Co. and UBS Securities LLC (the “Initial Purchasers” and each an “Initial Purchaser”) $210,000,000 in aggregate principal amount of 6.25% Convertible Senior Notes due 2023 (the “Initial Securities”). The Initial Securities will be issued pursuant to an indenture (the “Indenture”), to be dated as of November 15, 2018, by and among the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $40,000,000 aggregate principal amount of its 6.25% Convertible Senior Notes due 2023 on the terms and conditions and for the purposes set forth herein (the “Option Securities” and, together with the Initial Securities, the “Securities”). The Securities will be convertible into cash or duly and validly issued, fully paid and non-assessable shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including any such shares issuable upon conversion in connection with a “make-whole fundamental change” (as defined in the Final Offering Memorandum) (such shares, the “Conversion Shares”) or a combination of cash and Common Stock, on the terms, and subject to the conditions, set forth in the Indenture. Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of Notes” section of the Final Offering Memorandum (as hereinafter defined).

The Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder (collectively, the “Securities Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities shall bear the legends set forth in the final offering memorandum, dated the date hereof (the “Final Offering Memorandum”). The Company has prepared a preliminary offering memorandum, dated November 8, 2018 (the “Preliminary Offering Memorandum”), (ii) a pricing term sheet, dated the date hereof, attached hereto as Schedule I, which includes pricing terms and other information with respect to the Securities and the Conversion Shares (the “Pricing Supplement”), and (iii) the Final Offering Memorandum, in each case, relating to the offer and sale of the Securities (the “Offering”). All references in this Agreement to the Preliminary Offering Memorandum, the Time of Sale Document (as defined herein) or the Final Offering Memorandum include, with respect to the date or time referred to in this Agreement, unless expressly stated otherwise, (i) all amendments or supplements thereto, and (ii) all documents, financial statements and schedules and other information contained, incorporated by reference or deemed incorporated by reference therein (and references in this Agreement to such information being “contained,” “included” or “stated” (and other references of like import) in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum shall be deemed to mean all such information contained, incorporated by reference or deemed incorporated by reference therein). The Preliminary Offering Memorandum and the Pricing Supplement are collectively referred to herein as the “Time of Sale Document.”

In connection with the offering of the Initial Securities, the Company is separately entering into a capped call transaction with Royal Bank of Canada (the “Capped Call Counterparty”), pursuant to a capped call confirmation (the “Base Capped Call Confirmation”), to be dated the date hereof, and in connection with any exercise by the Initial Purchasers of their option to purchase any Option Securities solely for the purpose of covering sales of Securities in excess of the number of Initial Securities, the Company and the Capped Call Counterparty may enter into an additional capped call transaction pursuant to an additional capped call confirmation (an “Additional Capped Call Confirmation”), to be dated the date on which the Initial Purchasers exercise their over-allotment option to purchase such Option Securities. We refer to the Base Capped Call Confirmation and the Additional Capped Call Confirmation collectively herein as the “Capped Call Confirmations.”

2. Terms of Offering. The Initial Purchasers have advised the Company, and the Company understands, that the Initial Purchasers will make offers to sell (the “Exempt Resales”) some or all of the Securities purchased by the Initial Purchasers hereunder on the terms set forth in the Time of Sale Document to persons (the “Subsequent Purchasers”) whom the Initial Purchasers reasonably believe are “qualified institutional buyers” (“QIBs”) (as defined in Rule 144A under the Securities Act). As used herein, “Time of Sale” means 9:45 p.m. (New York City time) on the date of this Agreement.

This Agreement, the Indenture, the Capped Call Confirmations and the Securities are collectively referred to herein as the “Documents”, and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.”

3. Purchase, Sale and Delivery.

(a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, severally and not jointly, agree to purchase from the Company, the aggregate principal amount of Initial Securities at a purchase price of 97% of the aggregate principal amount thereof.

(b) The Company hereby grants to the Initial Purchasers an option to purchase up to $40,000,000 in aggregate principal amount of Option Securities at the same purchase price as set forth above in Section 3(a) solely for the purpose of covering sales of Securities in excess of the number of Initial Securities. The option will expire 30 days after the date of the Final Offering Memorandum and may be exercised in whole or in part from time to time by written notice given to the Company by the Initial Purchasers prior to such expiration. Such notice shall set forth the aggregate principal amount of Option Securities as to which the option is being exercised, the names in which the principal amount of Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Initial Purchasers, when the Option Securities are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Closing Date, and if later than the Initial Closing Date, shall not be earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. If any Option Securities are to be purchased, each Initial Purchaser, severally and not jointly, agrees to purchase from the Company the principal amount of Option Securities that bears the same proportion to the total principal amount of Option Securities to be purchased as the total principal amount of Initial Securities such Initial Purchaser purchased bears to the total principal amount of Initial Securities purchased.

(c) Delivery to the Initial Purchasers of and payment for the Initial Securities shall be made at a closing (the “Initial Closing”) to be held at 10:00 a.m., New York City time, on November 15, 2018 (the “Initial Closing Date”) and delivery to the Initial Purchasers of and payment for the Option Securities shall be made at a closing (the “Option Closing” and, together with the Initial Closing, a “Closing”) to be held at a date and time specified by the Initial Purchasers in the written notice of the Initial Purchasers’ election to purchase the Option Securities (the “Option Closing Date” and, together with the Initial Closing Date, a “Closing Date”), in each case, at the New York City offices of Latham & Watkins LLP (or such other place as shall be reasonably acceptable to the Initial Purchasers).

(d) Delivery of the Initial Securities and the Option Securities at each Closing Date shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Initial Purchasers shall otherwise instruct.

4. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Initial Purchaser that, as of the date of this Agreement, as of the Initial Closing Date and as of each Option Closing Date, if any, as follows:

(a) Limitation on Offering Materials. The Company has not prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Securities, or otherwise is prepared to market the Securities, other than (i) the Time of Sale Document, (ii) the Final Offering Memorandum and (iii) any marketing materials (including any roadshow or investor presentation materials) or other written communications, in each case used in accordance with Section 5(c) hereof (each such communication by the Company or its agents or representatives described in this clause (iii), a “Company Additional Written Communication”).

(b) Disclosure. As of the Time of Sale, the Time of Sale Document did not, and at the Initial Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Offering Memorandum, as of its date, did not, and at the Initial Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Company Additional Written Communication does not conflict with the information contained in the Time of Sale Document or the Final Offering Memorandum, and when taken together with the Time of Sale Document, did not, and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that the representations and warranties set forth in this paragraph do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers and furnished to the Company in writing by the Initial Purchasers expressly for use in the Time of Sale Document or the Final Offering Memorandum as set forth in Section 14(d).

(c) No Injunction. No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Securities or the use of the Time of Sale Document or the Final Offering Memorandum in any jurisdiction, and no proceeding for either such purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

(d) Documents Incorporated by Reference. The documents incorporated by reference in the Time of Sale Document or the Final Offering Memorandum, at the time they were or hereafter are filed with the SEC, or became effective under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and none of such documents when filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final Offering Memorandum, when such documents are filed with SEC or become effective under the Exchange Act will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Reporting Compliance. The Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

(f) The Purchase Agreement and the Indenture. This Agreement has been duly authorized, executed and delivered by the Company. The Indenture has been duly and validly authorized by the Company and, at the Initial Closing Date, will have been duly executed and delivered by the Company and will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”). When executed and delivered, this Agreement, the Capped Call Confirmations and the Indenture will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum.

(g) The Securities. The Securities have been duly and validly authorized by the Company and, when issued and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Securities will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum and will be in the form contemplated by the Indenture.

(h) Enforceability of Capped Call Confirmations. The Base Capped Call Confirmation has been, and the Additional Capped Call Confirmation (if any) on the date or dates that the Initial Purchasers exercise their right to purchase the relevant Option Securities solely for the purpose of covering sales of Securities in excess of the number of Initial Securities will have been, duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Capped Call Counterparty, constitute, or will constitute, as the case may be, valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

(i) Incorporation and Good Standing of the Company. The Company and each of its Subsidiaries (as defined in Section 14(g)) have been duly organized and are validly existing as corporations or other legal entities in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of organization. The Company and each of its Subsidiaries are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not (i) have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, business or prospects of the Company and its Subsidiaries taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the Time of Sale Document or the Final Offering Memorandum (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: nura, inc. and the Foreign Subsidiaries (as hereinafter defined).

(j) Capitalization and Other Capital Stock Matters. The Company has an authorized capitalization as set forth in the Time of Sale Document and the Final Offering Memorandum under the caption “Description of Capital Stock”, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Time of Sale Document and the Final Offering Memorandum. As of November 6, 2018, there were 49,009,310 shares of Common Stock issued and outstanding, and no shares of preferred stock, par value $0.01 of the Company, issued and outstanding, and as of September 30, 2018, 10,366,645 shares of Common Stock were issuable upon the exercise of all options, warrants and convertible securities outstanding as of such date. Since such date, the Company has not issued any securities (other than options to purchase Common Stock pursuant to the Company’s stock option plan or securities issued upon the exercise of stock options or warrants in the ordinary course of business). All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws. The maximum number of Conversion Shares have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable; no holder of the Conversion Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Conversion Shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described above or accurately described in the Time of Sale Document. The description of the Company’s stock option plans and the options or other rights granted thereunder, as described in the Time of Sale Document and the Final Offering Memorandum, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(k) Subsidiary Capitalization. All the outstanding shares of capital stock (if any) of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Time of Sale Document or the Final Offering Memorandum, are owned by the Company directly or indirectly through one or more wholly owned Subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party, other than pursuant to the Company’s Term Loan Agreement with CRG Servicing LLC.

(l) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the Capped Call Confirmations and the transactions contemplated thereby, the issue and sale of the Securities by the Company, the issuance of any Conversion Shares upon conversion thereof and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its Subsidiaries or (iii) result in a violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person (which for purposes of this Agreement shall mean, as appropriate, an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company or other legal entity) acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company of any of its Subsidiaries.

(m) No Required Consents. No consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or non-governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the offer or sale of the Securities, the issuance of the Conversion Shares upon conversion thereof, the entry into the Capped Call Confirmations or the consummation of the transactions contemplated hereby or thereby; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization. All corporate approvals (including those of shareholders) necessary for the Company to consummate the transactions contemplated by this Agreement have been obtained and are in effect

(n) Audited Financial Statements. Ernst & Young LLP, which has certified certain financial statements included or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum, and has audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board.

(o) Financial Statements. The financial statements, together with the related notes, included or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum fairly present in all material respects the financial position and the results of operations and changes in financial position of the Company and its consolidated Subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the Time of Sale Document. The financial statements, together with the related notes, included or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described, included or incorporated by reference in the Time of Sale Document or the Final Offering Memorandum. The summary and selected financial data included or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum fairly present in all material respects the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum and other financial information. All information contained in the Time of Sale Document and the Final Offering Memorandum regarding “non-GAAP financial measures” (as defined in Regulation G) complies with Regulation G and Item 10 of Regulation S-K, to the extent applicable.

(p) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Document or the Final Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(q) No Material Uninsured Loss. Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Document, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Document; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company or any of its Subsidiaries (other than stock option and warrant exercises and stock repurchases in the ordinary course of business or the repayment of long-term debt, or otherwise as described in the Time of Sale Document), or any material adverse changes, or any development that reasonably would have a

Material Adverse Effect, in or affecting the business, assets, general affairs, management, financial position, prospects, shareholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Document.

(r) No Legal Proceedings. Except as set forth in the Time of Sale Document, there is no legal or governmental proceeding to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject, including any proceeding before the United States Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”) or comparable federal, state, local or foreign governmental bodies (it being understood that the interaction between the Company and the FDA and such comparable governmental bodies relating to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), which is required to be described in the Time of Sale Document or the Final Offering Memorandum or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and except as set forth in the Time of Sale Document, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities. The Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as prescribed by the FDA, or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, singly or in the aggregate, have a Material Adverse Effect. All preclinical studies and clinical trials conducted by or on behalf of the Company that the Company reasonably expects will be used to support approval for commercialization of the Company’s products have been conducted by the Company, or to the Company’s knowledge by third parties, in compliance with all applicable federal, state and foreign laws, rules, orders and regulations, except for such failure or failures to be in compliance as could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(s) Compliance with Health Care Laws. The Company and each of its Subsidiaries have operated and currently are in compliance with all applicable health care laws, rules and regulations (except where such failure to operate or non-compliance would not, singly or in the aggregate, result in a Material Adverse Effect), including, without limitation, (i) the Federal, Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (ii) all applicable federal, state, local and all applicable foreign healthcare related fraud and abuse laws, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, the healthcare fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), and the civil monetary penalties law (42 U.S.C. § 1320a-7a); (iii) HIPAA, as amended by the Health Information Technology for Economic Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the regulations promulgated pursuant to such laws; and (v) any other similar local, state, federal or foreign laws (collectively, the “Health Care Laws”). None of the Company, any

of its Subsidiaries, or to the Company’s knowledge, any of its or their officers, directors or agents have engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal healthcare program. The Company has not received written notice of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action (“Action”) from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. None of the Company nor any of its Subsidiaries is a party to or have any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental or regulatory authority. Additionally, none of the Company, any of its Subsidiaries, or to the Company’s knowledge, any of its or their employees, officers or directors, has been excluded, suspended or debarred from participation in any U.S. state or federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(t) No Violation or Default. Neither the Company nor any of its Subsidiaries (i) is in violation of its respective charter or by- laws (or analogous governing instrument, as applicable), (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) except, in the case of clauses (ii) and (iii) of this paragraph (s), as disclosed in the Time of Sale Document and the Final Offering Memorandum and for any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(u) Governmental Permits. The Company and each of its Subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary for the ownership of their respective properties or the conduct of their respective businesses as currently conducted and as described in the Time of Sale Document and the Final Offering Memorandum (collectively, the “Governmental Permits”) except (i) where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect and (ii) as disclosed in the Time of Sale Document and the Final Offering Memorandum. The Company and its Subsidiaries are in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect. All such Governmental Permits are free and clear of any restriction or condition that are in addition to, or materially different from those normally applicable to similar licenses, certificates, authorizations and permits. Neither the Company nor any Subsidiary has received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and to the knowledge of the Company, no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed. The preclinical studies and clinical trials conducted by or on behalf of the Company that are described in the Time of Sale Document and the Final Offering Memorandum (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards, except where noncompliance with such protocols, procedures and controls would not, singularly or in the aggregate, have a Material Adverse Effect; the descriptions of the results of the Company Studies and Trials contained in the Time of Sale Document and the Final Offering Memorandum are accurate in all material respects; and except as set forth in the Time of Sale Document and the Final Offering Memorandum, the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any Company Studies or Trials that termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect.

(v) Investment Company. Neither the Company nor any of its Subsidiaries is or, after giving effect to (i) the offering of the Securities and the application of the proceeds thereof as described in the Time of Sale Document and the Final Offering Memorandum or (ii) the transactions contemplated by the Capped Call Confirmations, will become required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(w) No Stabilization. Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of the Exchange Act.

(x) Intellectual Property. Except as disclosed in the Time of Sale Document, the Company and its Subsidiaries own or possess the valid right to use all (i) valid and enforceable material patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights necessary to conduct their respective businesses as currently conducted, and as currently proposed to be conducted and described in the Time of Sale Document and the Final Offering Memorandum (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) necessary to conduct their respective businesses as currently conducted, and as currently proposed to be conducted and described in the Time of Sale Document and the Final Offering Memorandum

(collectively, “Intellectual Property Assets”). Except as described in the Time of Sale Document, the Company and its Subsidiaries have not received written notice of any challenge by any person to the rights of the Company and its Subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its Subsidiaries. To the knowledge of the Company, the Company and its Subsidiaries’ respective businesses as now conducted and as currently proposed to be conducted and described in the Time of Sale Document and the Final Offering Memorandum do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person that could reasonably be expected to have a Material Adverse Effect. All licenses for the use of the Intellectual Property Rights described in the Time of Sale Document and the Final Offering Memorandum are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of any Intellectual Property license, and the Company has no knowledge of any breach by any other person to any Intellectual Property license that could reasonably be expected to have a Material Adverse Effect. No claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person nor to the Company’s knowledge is there any reasonable basis for such a claim that could reasonably be expected to have a Material Adverse Effect. The Company has taken reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements, proprietary information and invention agreements, consulting agreements and services agreements by relevant contractors, consultants and employees. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted. The Company has at all times complied in all material respects with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. No claims have been asserted or, to the knowledge of the Company, threatened against the Company alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. The Company takes reasonable measures to ensure that such information is protected against unauthorized access, use, or modification. The Company has taken all necessary actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company and which relate to the Company’s business. All scientific founders and key employees have signed confidentiality, invention assignment or proprietary information and invention agreements with the Company.

(y) Title to Property. The Company and each of its Subsidiaries have valid title to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its Subsidiaries taken as a whole, in each case and except as described in the Time of Sale Document and the Final Offering Memorandum, free and clear of all liens, encumbrances, security interests, claims and defects that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Time of Sale Document and the Final Offering Memorandum, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(z) Labor Disputes. There is (A) no material unfair labor practice complaint pending against the Company, or any of its Subsidiaries, nor to the knowledge of the Company, threatened against it or any of its Subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no material grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries, or, to the knowledge of the Company, threatened against it and (B) no labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any such Subsidiary.

(aa) No Prohibited Transactions. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its Subsidiaries which could, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its Subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its Subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(bb) Compliance with Environmental Laws. The Company and its Subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”) except where such noncompliance with Environmental Laws would not, individually or in the aggregate, have a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its Subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its Subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any material liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its Subsidiaries has knowledge. In the ordinary course of business, the Company and its Subsidiaries conduct periodic reviews of the effect of Environmental Laws on their business and assets, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any material capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or Governmental Permits issued thereunder, any related material constraints on operating activities and any potential material liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not have, singularly or in the aggregate, a Material Adverse Effect.

(cc) Taxes. The Company and its Subsidiaries each (i) have timely filed all federal, state, local and foreign tax returns (or timely filed applicable extensions therefor) that have been required to be filed, and all such returns were true, complete and correct, (ii) have paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its Subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph (bb), that would not, singularly or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries have not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority. The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since September 30, 2018 the Company and its Subsidiaries have not incurred any liability for taxes other than in the ordinary course.

(dd) Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. Neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse

Effect. All policies of insurance owned by the Company or any of its Subsidiaries are, to the Company’s knowledge, in full force and effect and the Company and its Subsidiaries are in compliance with the terms of such policies. Neither the Company nor any of its Subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Company or any of its Subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance. None of the Company or any of its Subsidiaries insures risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the Time of Sale Document.

(ee) Internal Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the General Rules and Regulations under the Exchange Act (the “Exchange Act Rules”)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting, as evaluated pursuant to Rule 13a-15 under the Exchange Act Rules, is effective. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) except as disclosed in the Time of Sale Document, no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s internal control over financial reporting is overseen by the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) in accordance with the Exchange Act Rules. The Company has not publicly disclosed, and within the next 90 days the Company does not reasonably expect to publicly disclose, a significant deficiency, material weakness, change in internal control over financial reporting or fraud involving management or other employees who have a significant role in the internal control over financial reporting, any violation of, or failure to comply with, the federal securities laws, or any matter which if determined adversely, would have a Material Adverse Effect.

(ff) Books and Records. The Company and each of its Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries in all material respects.

(gg) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such is defined in Rule 13a-15(e) of the Exchange Act Rules) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer by others within the Company and is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and as of September 30, 2018, such disclosure controls and procedures were effective.

(hh) Minute Books. The minute books of the Company have been made available to the Initial Purchasers and counsel for the Initial Purchasers, and such books contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable), from January 1, 2015 through the date of this Agreement.

(ii) No Undisclosed Agreements. There is no franchise agreement, lease, contract, or other agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Time of Sale Document and the Final Offering Memorandum or a document incorporated by reference therein or to be filed as an exhibit thereto or a document incorporated by reference therein which is not so described or filed therein as required; and all descriptions of any such franchise agreements, leases, contracts, or other agreements or documents contained in the Time of Sale Document and the Final Offering Memorandum or in a document incorporated by reference therein are accurate and complete descriptions of such documents in all material respects. Other than as described in the Time of Sale Document, no such franchise agreement, lease, contract or other agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and neither the Company nor any of its Subsidiaries has received notice of and the Company does not have knowledge of any such pending or threatened suspension or termination.

(jj) Related Party Matters. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the Time of Sale Document and the Final Offering Memorandum or a document incorporated by reference therein and which is not so described.

(kk) No Registration Rights. Except as described in the Time of Sale Document, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its Subsidiaries under the Securities Act.

(ll) No Margin Securities. Neither the Company nor any of its Subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Securities or the entry into the Capped Call Confirmations will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(mm) No Brokers. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities or any transaction contemplated by this Agreement, the Time of Sale Document and the Final Offering Memorandum.

(nn) Exercise Price of Outstanding Options. The exercise price of each option issued under the Company’s stock option or other employee benefit plans has been no less than the fair market value of a share of Common Stock as determined on the date of grant of such option. All grants of options were validly issued and properly approved by the board of directors of the Company (or a duly authorized committee thereof, or its designee) in material compliance with all applicable laws and regulations and recorded in the Company’s financial statements in accordance with GAAP and, to the Company’s knowledge, no such grants involved “back dating,” “forward dating” or similar practice with respect to the effective date of grant.

(oo) Subsidiary Repayments. Except as described in the Time of Sale Document and the Final Offering Memorandum, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(pp) No Undisclosed Issuances or Liabilities. Since the date as of which information is given in the Time of Sale Document and the Final Offering Memorandum through the date hereof, and except as set forth in the Final Offering Memorandum, neither the Company nor any of its Subsidiaries has (i) issued or granted any securities other than options to purchase Common Stock pursuant to the Company’s stock option plan or securities issued upon the exercise of stock options or warrants in the ordinary course of business, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction other than in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(qq) Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Time of Sale Document and the Final Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr) No Business with Cuba. None of the Company or any of its Subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

(ss) Compliance with Exchange Act Reporting Requirements. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Exchange, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the SEC or FINRA is contemplating terminating such registration or listing.

(tt) Compliance with Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect.

(uu) Compliance with Corporate Governance Requirements of Exchange Act. The Company is in compliance with all applicable corporate governance requirements set forth in the rules of the Exchange that are in effect.

(vv) No Unlawful Payments; FCPA Compliance. Neither the Company nor any of its Subsidiaries nor any of their respective executive officers or directors nor, to the Company’s knowledge, any other employee, or agent while acting on behalf of the Company or any Subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds or knowingly received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended), (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment.

(ww) No Transactions with Unconsolidated Entities. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Time of Sale Document and the Final Offering Memorandum or a document incorporated by reference therein which have not been described as required.

(xx) No Undisclosed Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company, any of its Subsidiaries or any of their respective family members, except as disclosed in the Time of Sale Document and the Final Offering Memorandum. All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under U.S. law.

(yy) Statistical and Market Related Data. The statistical and market related data included in the Time of Sale Document and the Final Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate, and such data are consistent with the sources from which they are derived.

(zz) Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending, or to the Company’s knowledge, threatened.

(aaa) Compliance with Sanctions Laws. Neither the Company nor any of its Subsidiaries nor any director or officer of the Company or any of its Subsidiaries nor, to the Company’s knowledge, any other agent, employee or affiliate of the Company or any of its Subsidiaries is currently (a) subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”) or (b) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria). The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person (a) to fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (b) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise). The Company represents and covenants that, except as detailed in the Preliminary Offering Memorandum, for the past five years, it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions. The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. For purposes of this Section 4(aaa), no person shall be an affiliate of the Company solely by reason of owning less than a majority of any class of voting securities of the Company.

(bbb) No Insolvency. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur on the Closing Date, will not be Insolvent (as defined below). For purposes of this Section 4(bbb), “Insolvent” means, with respect to any person, (i) the present fair saleable value of such person’s assets is less than the amount required to pay such person’s total Indebtedness, (ii) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.

(ccc) No Foreign Subsidiary Assets or Liabilities. Omeros London Limited and Omeros Ireland Limited (collectively, the “Foreign Subsidiaries”) have no material assets or any liabilities, contingent or otherwise, other than (i) the European Marketing Authorization for OMIDRIA and (ii) any such liabilities that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ddd) FINRA. Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of FINRA Conduct Rule 2720(b)(1)(a)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

5. Covenants of the Company.

(a) Securities Law Compliance. The Company agrees, at any time prior to the completion of the initial resales of the Securities by the Initial Purchasers, to (i) advise the Initial Purchasers promptly after obtaining knowledge (and, if requested by the Initial Purchasers, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, untrue or that requires the making of any additions to or changes in the Time of Sale Document, any Company Additional Written Communication, or the Final Offering Memorandum, to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) Offering Documents. The Company agrees to (i) furnish the Initial Purchasers, without charge, as many copies of the Time of Sale Document and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request, and (ii) promptly prepare, upon the Initial Purchasers’ reasonable request, any amendment or supplement to the Time of Sale Document or Final Offering Memorandum that the Initial Purchasers, upon advice of legal counsel, determine may be necessary in connection with Exempt Resales (and the Company hereby consents to the use of the Time of Sale Document and the Final Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).

(c) Consent to Amendments and Supplements. Before finalizing any Time of Sale Document or the Final Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Document or the Final Offering Memorandum or filing with the SEC any document that will be incorporated by reference therein, the Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of the proposed Time of Sale Document or the Final Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Time of Sale Document or the Final Offering Memorandum, amendment or supplement or file any such document with the SEC to which the Initial Purchasers reasonably object. Before making, preparing, using, authorizing, approving or referring to any Company Additional Written Communications, the Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Initial Purchasers reasonably object.

(d) Preparation of Amendments and Supplements to Offering Documents. The Company agrees, so long as the Initial Purchasers shall hold any of the Securities, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchasers (or counsel for the Initial Purchasers), it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum to correct any untrue statement of a material fact or omission to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Document or the Final Offering Memorandum to comply with any applicable law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Time of Sale Document and the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchasers) so that (A) as so amended or supplemented, the Time of Sale Document and the Final Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Time of Sale Document and the Final Offering Memorandum will comply with applicable law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum so that the Time of Sale Document and the Final Offering Memorandum will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Securities Act, to prepare an appropriate amendment or supplement to the Time of Sale Document or the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchasers) so that the Time of Sale Document or the Final Offering Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e) “Blue Sky” Law Compliance. The Company agrees to cooperate with the Initial Purchasers and the Initial Purchasers’ counsel in connection with the qualification of the Securities under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions as the Initial Purchasers may request and continue such qualification in effect so long as required for Exempt Resales; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(f) Payment of Expenses. The Company agrees to pay, or reimburse if paid by the Initial Purchasers whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities (and the Conversion Shares issuable upon conversion thereof) and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and distribution of the Time of Sale Document and the Final Offering Memorandum, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the Documents; (iii) the fees and expenses (including related fees and expenses of counsel for the Initial Purchasers) incurred in connection with securing any required review by FINRA of the terms of the sale of the Securities and any filings made with FINRA (not to exceed $5,000 in the aggregate); (iv) any applicable listing or other fees, including, without limitation, the fees and expenses associated with listing the Conversion Shares on Nasdaq; (v) the fees and expenses (including related fees and expenses of counsel to the Initial Purchasers) of qualifying the Securities under the securities laws of such jurisdictions (domestic or foreign) as the Initial Purchasers may designate and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys (not to exceed $2,000 in the aggregate) (vi) the cost of preparing and printing stock certificates; (vii) all fees and expenses of the registrar and transfer agent of the Common Stock and of the Trustee; (viii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with the legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Initial Purchasers caused by a breach of the representation contained in Section 4(c); (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, including the cost of any aircraft chartered in connection with the road show; and (x) all other costs and expenses incident to the offering of the Securities or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants; provided that, except to the extent otherwise provided herein in Section 5(f) and Section 10, the Initial Purchasers shall pay their own costs and expenses incurred in connection with the transactions contemplated hereby, including the fees and expenses of their counsel, and any transfer taxes on the resale of any Securities by them.

(g) Use of Proceeds. The Company agrees to use the proceeds of the Offering in the manner described in the Time of Sale Document and the Final Offering Memorandum under the caption “Use of Proceeds.”

(h) Transaction Documents. The Company agrees to do and perform all things required to be done and performed under the Documents prior to and after the applicable Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Securities.

(i) Integration. The Company agrees not to, and to ensure that no affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or to the Subsequent Purchasers of the Securities.

(j) Stabilization or Manipulation. The Company agrees not to take, and to ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that could be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise. Notwithstanding any prior agreement between the Company and the Initial Purchasers to the contrary, the Company acknowledges and agrees that, subject only to compliance with applicable laws, the Initial Purchasers and their respective affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt and/or equity securities and/or bank debt of, and/or derivative products related to, the Company and otherwise effect the transactions with respect to the Securities, Common Stock and other securities of the Company contemplated in the Final Offering Memorandum.

(k) DTC. The Company agrees to use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(l) Rule 144A Information. For so long as any of the Securities remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company agrees to make available, upon request, to any owner of the Securities in connection with any sale thereof and any prospective Subsequent Purchasers of such Securities from such owner, the information required by Rule 144A(d)(4) under the Securities Act.

(m) Additional Offering Materials. The Company agrees not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Securities other than the Time of Sale Document and the Final Offering Memorandum and any amendments and supplements to the Preliminary Offering Memorandum or the Final Offering Memorandum prepared in compliance with this Agreement or (ii) solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(n) Sale of Restricted Securities. During the one year period after the applicable Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), the Company agrees not to, and will use its reasonable best efforts not to permit any future Subsidiaries of either the Company or any other affiliates controlled by the Company to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any future Subsidiaries or any other affiliates controlled by the Company, except pursuant to an effective registration statement under the Securities Act.

(o) Conversion Shares. The Company agrees to reserve and keep available at all times, free of preemptive rights, the maximum number of Conversion Shares issuable upon conversion of the Securities. The Company will use its best efforts to list, subject to notice of issuance, the Conversion Shares on the Nasdaq.

(p) Company Lock-Up. During the period commencing on and including the date hereof and ending on and including the 60th day following the date of this Agreement ( the “Lock-Up Period”) the Company will not, without the prior written consent of Cantor Fitzgerald & Co. (which consent may be withheld at the sole discretion of Cantor Fitzgerald & Co.), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Common Stock, options, rights or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (other than is contemplated by this Agreement with respect to the Conversion Shares) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (i) issue and sell the Securities hereunder (including any Conversion Shares upon conversion thereof), (ii) issue restricted Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Final Offering Memorandum, (iii) issue Common Stock pursuant to the valid exercises, vesting or settlements of options, warrants or rights outstanding on the date hereof, (iv) issue Common Stock or other securities to financial institutions or other lenders in connection with debt financing transactions (a “Financing Transaction”), (v) issue Common Stock in connection with an equity line financing (an “Equity Line Transaction”), (vi) enter into, exercise its rights under or terminate the Capped Call Confirmations, (vii) issue Common Stock upon the conversion of the Securities and (viii) file a registration statement relating to a Financing Transaction or an Equity Line Transaction (notwithstanding the foregoing, the actions set forth in clauses (iv), (v) and (vi) may not be taken under this paragraph (p) during the period commencing on and including the date hereof and ending on and including the 30th day following the date of this Agreement). The Company will cause each officer and director listed in Exhibit B to furnish to Cantor Fitzgerald & Co. prior to the Closing Date, a letter, substantially in the form of Exhibit A hereto. The Company also agrees that during the Lock-Up Period, other than for the sale of the Securities hereunder, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for (i) a registration statement on Form S-8 relating to employee benefit plans and (ii) one or more registration statements, preliminary prospectus or prospectus, or any amendment or supplement thereto relating to a Financing Transaction or an Equity Line Transaction (notwithstanding the foregoing, the actions set forth in clause (ii) may not be taken under this paragraph (k) during the period commencing on and including the date hereof and ending on and including the 30th day following the date of this Agreement).

(q) Investment Company. The Company will conduct its business in a manner so as to not be required to register under the Investment Company Act.

(r) No Adjustment to Conversion Rate. The Company agrees not to, between the date hereof and the issuance of the Securities, take any action which would result in a conversion rate adjustment to the Securities assuming they are outstanding.

6. Representations and Warranties of the Initial Purchasers. Each Initial Purchaser represents and warrants that:

(a) Initial Purchaser Status, Resale Terms. It is a QIB and an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and it will offer the Securities for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the Final Offering Memorandum.

(b) Sale of Restricted Exchange Securities. It has not sold, and will not sell, the Securities as part of their initial offering except to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A.

7. Conditions of the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers hereunder to purchase and pay for the Initial Securities as provided herein on the First Closing Date and, with respect to the Optional Securities, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 4 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Securities, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) No Untrue Statements. The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to each such Closing Date that the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(b) Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Securities, the Time of Sale Document and the Final Offering Memorandum and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Opinion of Counsel for the Company. As of each Closing Date, Covington & Burling LLP shall have furnished to the Initial Purchasers such counsel’s written opinion, as special counsel to the Company, addressed to the Initial Purchasers and dated each such Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and substantially as set forth on Exhibit C hereto.

(d) General Counsel Opinion. As of each Closing Date, Marcia S. Kelbon, Vice President, Patent & General Counsel of the Company, shall have furnished to the Initial Purchasers such counsel’s written opinion, as intellectual property and General Counsel to the Company, addressed to the Initial Purchasers and dated as of each such Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and substantially as set forth on Exhibit D hereto.

(e) Opinion of Washington Counsel. As of each Closing Date, Keller Rohrback L.L.P. shall have furnished to the Initial Purchasers such counsel’s written opinion, as Washington State counsel to the Company, addressed to the Initial Purchasers and dated such Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and substantially as set forth on Exhibit E hereto.

(f) Officers’ Certificate. As of each Closing Date, the Company shall have furnished to the Initial Purchasers a certificate, dated such Closing Date, of its Chairman and Chief Executive

Officer and its Chief Regulatory Officer and Vice President, Regulatory Affairs and Quality Systems in form and substance reasonably satisfactory to the Initial Purchasers and substantially as set forth on Exhibit F hereto.

(g) Opinion of Counsel for the Initial Purchasers. As of each Closing Date, the Initial Purchasers shall have received from Latham & Watkins LLP, counsel for the Initial Purchasers, such opinion or opinions, dated such Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(h) Comfort Letter. At the time of the execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP a letter, addressed to the Initial Purchasers, executed and dated such date, in form and substance satisfactory to the Initial Purchasers (i) confirming that they are an independent registered accounting firm with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the Rules and Regulations and rules and regulations of the PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum.

(i) Bring Down Comfort Letters. On each Closing Date, the Initial Purchasers shall have received a letter (the “bring-down letter”) from Ernst & Young LLP addressed to the Initial Purchasers and dated such Closing Date confirming, as of the date of the bring- down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Document and the Final Offering Memorandum, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Initial Purchasers concurrently with the execution of this Agreement pursuant to paragraph (h) of this Section 7.

(j) Chairman and CEO Certificate. As of each Closing Date, the Company shall have furnished to the Initial Purchasers a certificate, dated such Closing Date, of its Chairman of the Board and Chief Executive Officer and its Vice President, Patent & General Counsel stating that (i) such officers have examined the Time of Sale Document and Final Offering Memorandum and, in their opinion, the Time of Sale Document, as of the date hereof and as of such Closing Date, the Final Offering Memorandum and each amendment or supplement thereto, as of the respective date thereof and as of such Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the date hereof, no event has occurred which should have been set forth in a supplement or amendment to the Time of Sale Document or the Final Offering Memorandum that has not been so set forth therein, (iii) to the best of their knowledge after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Time of Sale Document, any material adverse change in the financial position or results of operations of the Company and its Subsidiaries, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company and its Subsidiaries taken as a whole, except as set forth in the Final Offering Memorandum; it being understood that the certifications provided by the Vice President, Patent & General Counsel pursuant to this Section 7(j) will exclude the financial statements and the notes thereto, the financial schedules and other financial data and information included or incorporated or deemed incorporated by reference in the Time of Sale Document or the Final Offering Memorandum.

(k) No Material Change or Loss. Since the date of the latest audited financial statements included in the Time of Sale Document or incorporated by reference in the Time of Sale Document as of the date hereof, (i) neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Time of Sale Document, and (ii) other than as disclosed in the Time of Sale Document there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries (other than stock option and warrant exercises and stock repurchases in the ordinary course of business and repayments of existing indebtedness), or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth in the Time of Sale Document, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (l), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Document.

(l) No Action or Legal Impediment. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Securities or materially and adversely affect or could be reasonably expected to materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect or could reasonably be expected to materially and adversely affect the business or operations of the Company.

(m) No Suspension in Trading; Banking Moratorium. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Nasdaq Global Market (the “Nasdaq”) or the NYSE MKT LLC or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the SEC, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United

States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), in the case of clauses (i), (ii), (iii) and (iv) above, so as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Memorandum.

(n) Good Standing. The Initial Purchasers shall have received on and as of such Closing Date satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Initial Purchasers may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(o) Lock-up Agreements. The Initial Purchasers shall have received the written agreements, substantially in the form of Exhibit A hereto, of the officers and directors of the Company listed in Exhibit B to this Agreement.

(p) Listing Application. The Company shall have filed with the Nasdaq an application for the listing of the maximum number of Conversion Shares.

(q) Additional Documentation. On or prior to such Closing Date, the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8. Indemnification and Contribution.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless: the Initial Purchasers, their respective directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Initial Purchaser Indemnified Parties,” and each an “Initial Purchaser Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Initial Purchaser Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Document, the Final Offering Memorandum, or in any amendment or supplement thereto or document incorporated by reference therein, or in any Company Additional Written Communication or (B) the omission or alleged omission to state in any Time of Sale Document, the Final Offering Memorandum, or in any amendment or supplement thereto or document incorporated by reference therein, or in any Company Additional Written Communication, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and shall reimburse each Initial Purchaser Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Initial Purchaser Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from the Time of Sale Document, Final Offering Memorandum, or any amendment or supplement thereto, or any Company Additional Written Communication made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers specifically for use therein, which information the parties hereto agree is limited to the Initial Purchasers’ Information (as defined in Section 14(d)).

The indemnity agreement in this Section 8(a) is not exclusive and is in addition to each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Initial Purchaser Indemnified Party.

(b) Indemnification by the Initial Purchaser. The Initial Purchasers, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Document, the Final Offering Memorandum, or in any amendment or supplement thereto or document incorporated by reference therein, or any Company Additional Written Communication or (ii) the omission or alleged omission to state in any Time of Sale Document, the Final Offering Memorandum, or in any amendment or supplement thereto or document incorporated by reference therein, or any Company Additional Written Communication, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they are made not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers specifically for use therein, which information the parties hereto agree is limited to the Initial Purchasers’ Information as defined in Section 14(d), and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Initial Purchasers might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 8(a) or the Initial Purchasers in the case of a claim for indemnification under Section 8(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently and reasonably incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Initial Purchasers, if the indemnified parties under this Section 8 consist of any Initial Purchaser Indemnified Party or by the Company if the indemnified parties under this Section 8 consist of any Company Indemnified Parties. Subject to this Section 8(c), the amount payable by an indemnifying party under Section 8 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a) or 8(b) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities, or (ii) if the allocation provided by clause (i) of this Section 8(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(d) but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Final Offering Memorandum. The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by or on behalf of the Initial Purchasers for use in the Time of Sale Document, the Final Offering Memorandum, or in any amendment or supplement thereto, consists solely of the Initial Purchasers’ Information as defined in Section 14(d).

(e) Contribution. In circumstances in which the indemnity agreements provided for in this Section is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers pursuant to Section 8(b) above, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f) Equitable Consideration. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to Section 8(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 8(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 8(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Initial

Purchasers with respect to the offering of the Securities exceeds the amount of any damages which the Initial Purchasers have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Initial Purchaser’s obligation to contribute hereunder shall be several in proportion to their respective purchase obligations hereunder and not joint.

9. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion by notice given to the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(k), 7(l) or 7(m) have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement.

10. Reimbursement of Initial Purchasers’ Expenses. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 9, (b) the Company shall fail to tender the Securities for delivery to the Initial Purchasers for any reason not permitted under this Agreement, (c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement or (d) the sale of the Securities is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5(f), the Company shall reimburse the Initial Purchasers for the fees and expenses of Initial Purchasers’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, including, without limitation, travel and lodging expenses of the Initial Purchasers, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers.

11. Defaulting Initial Purchaser. If, on the applicable Closing Date, any one of the Initial Purchasers shall fail or refuse to purchase Securities that it has agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchaser shall be obligated in the proportion that the principal amount of Securities set forth opposite its respective name in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the name of the non-defaulting Initial Purchaser to purchase the Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date. If, on the applicable Closing Date any Initial Purchaser shall fail or refuse to purchase Securities which it has agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the non-defaulting Initial Purchaser and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser or of the Company. Any action taken under this Section shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

12. Survival of Indemnities, Representations, Warranties, Etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Initial Purchasers, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers, the Company or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 9, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 4, 5(f), 8 and 10 and Sections 11 through 14, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Initial Purchasers’ responsibility to the Company is solely contractual in nature, the Initial Purchasers have been retained solely to act as initial purchasers in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company and the Initial Purchasers have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Initial Purchasers have advised or are advising the Company on other matters;

(b) the price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Initial Purchasers and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Initial Purchasers and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Initial Purchasers have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Initial Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Initial Purchasers shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

14. Miscellaneous.

(a) Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(i) if to the Initial Purchasers, shall be delivered or sent by mail, telex, facsimile transmission or email to Cantor Fitzgerald & Co., Attention: General Counsel, Fax: (212) 829-4708 and Attention: Equity-Linked Capital Markets, 499 Park Avenue, 5th Floor, New York, NY 10022, and to UBS Securities LLC, 1285 6th Ave, New York, NY 10019; and

(ii) if to the Company shall be delivered or sent by mail, telex, facsimile transmission or email to Omeros Corporation Attention: Greg Demopulos and Marcia Kelbon, Fax: (206) 676-5005, email: gdemopulos@omeros.com; mkelbon@omeros.com;

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

(b) Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Initial Purchaser Indemnified Parties, and the indemnities of the Initial Purchasers shall be for the benefit of the Company Indemnified Parties. It is understood that the Initial Purchasers’ responsibility to the Company is solely contractual in nature and the Initial Purchasers do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Securities from an Initial Purchaser shall be deemed to be a successor or assign by reason merely of such purchase.

(c) Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably (a) submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Time of Sale Document and the Final Offering Memorandum, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum.

(d) Initial Purchasers’ Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers’ Information consists solely of the statements set forth in the fourth paragraph and the second sentence of the fifth paragraph under the heading “Plan of Distribution” and statements set forth in the first paragraph under the caption “Plan of Distribution—Stabilization” in the Preliminary Offering Memorandum and the Final Offering Memorandum.

(e) General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Initial Purchasers.

(f) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g) Definition of Certain Terms. For purposes of this Agreement, (a) “business day” means any day on which the Nasdaq Global Market is open for trading and (b) “Subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations but in no event shall “Subsidiary” include the Foreign Subsidiaries.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Separability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(k) USA Patriot Act and other Disclosures. The parties acknowledge that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2011)), the Initial Purchasers are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Initial Purchasers to properly identify their clients. The Company acknowledges that it has been informed by the Initial Purchasers that subject to certain conditions, the Initial Purchasers may receive a fee from the Capped Call Counterparty in connection with the Capped Call Confirmations.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers.

Very truly yours, OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos, M.D.
Name: Gregory A. Demopulos, M.D.
Title: Chairman & CEO

Accepted and Agreed to: CANTOR FITZGERALD & CO.

By:	/s/ John Belle
Name: John Belle
Title: COO

UBS SECURITIES LLC

By:	/s/ Alexander Li
Name: Alexander Li
Title: Authorized Signatory

By:	/s/ Christian Parrish
Name: Christian Parrish
Title: Associate Director

[Signature Page to Purchase Agreement]

SCHEDULE I

PRICING SUPPLEMENT

[Attached]

PRICING TERM SHEET November 8, 2018	CONFIDENTIAL

Omeros Corporation

Offering of

$210,000,000 Aggregate Principal Amount of

6.25% Convertible Senior Notes due 2023

The information in this pricing term sheet supplements Omeros Corporation’s preliminary offering memorandum, dated November 8, 2018 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Terms used, but not defined, in this pricing term sheet have the respective meanings set forth in the Preliminary Offering Memorandum. As used in this pricing term sheet, “we,” “our” and “us” refer to Omeros Corporation and not to its subsidiaries.

Issuer	Omeros Corporation.

Ticker / Exchange for Common Stock	OMER / Nasdaq Global Market (“Nasdaq”).

Trade Date	November 9, 2018.

Settlement Date	November 15, 2018 (T+4). Currently, trades in the secondary market for convertible notes ordinarily settle two trading days after the date of execution, unless the parties to the trade agree otherwise. Accordingly, investors in this offering who wish to sell their Notes before the second trading day preceding the Settlement Date must specify an alternate settlement arrangement at the time of the trade to prevent a failed settlement. Those investors should consult their advisors.

Notes	6.25% convertible senior notes due 2023 (the “Notes”).

Principal Amount	$210,000,000 (or, if the initial purchasers fully exercise their option to purchase additional Notes, $250,000,000) aggregate principal amount of Notes.

Offering Price	100% of the principal amount of the Notes, plus accrued interest, if any, from the Settlement Date.

Maturity	November 15, 2023, unless earlier repurchased, redeemed or converted.

Stated Interest Rate	6.25% per annum.

Interest Payment Dates	May 15 and November 15 of each year, beginning on May 15, 2019.

Record Dates	May 1 and November 1.

Last Reported Sale Price per Share of Common Stock on Nasdaq on November 8, 2018	$16.02.

Conversion Premium	Approximately 20% above the Last Reported Sale Price per Share of Common Stock on Nasdaq on November 8, 2018.

Initial Conversion Price	Approximately $19.22 per share of our common stock.

Initial Conversion Rate	52.0183 shares of our common stock per $1,000 principal amount of Notes.

Use of Proceeds

We estimate that the net proceeds to us from this offering will be approximately $203.2 million (or approximately $242.0 million if the initial purchasers fully exercise their option to purchase additional Notes), after deducting the initial purchasers’ discounts and commissions and our estimated offering expenses. We intend to use approximately $146.0 million of the net proceeds to repay in full the amounts outstanding under our Term Loan Agreement, or the CRG Loan Agreement, with CRG Servicing LLC, as administrative and collateral agent and the lenders named therein, which will include payment of the facility and prepayment fees, and accrued but unpaid interest under the CRG Loan Agreement. We also intend to use approximately $33.2 million of the net proceeds to fund the cost of entering into the capped call transaction described in the Preliminary Offering Memorandum. We intend to use the remainder of the net proceeds for general corporate purposes, including funding research and development for our OMS721 programs and clinical trials, pre-clinical studies, manufacturing and other costs associated with advancing our product candidates toward Marketing Authorization

Application, Biologics License Application and New Drug Application submissions. If the initial purchasers exercise their option to purchase additional Notes, then we expect to use a portion of the additional net proceeds to fund the cost of entering into an additional capped call transaction.

Sole Structuring Advisor	Cantor Fitzgerald & Co.

Joint Bookrunners	Cantor Fitzgerald & Co.

UBS Securities LLC

CUSIP / ISIN Numbers	682143 AF9 / US682143AF97.

Increase to Conversion Rate in Connection with a Make-Whole Fundamental Change	If a make-whole fundamental change occurs and the conversion date for the conversion of a Note occurs during the related make-whole fundamental change conversion period, then, subject to the provisions described in the Preliminary Offering Memorandum under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” the conversion rate applicable to such conversion will be increased by a number of shares set forth in the table below corresponding (after interpolation, as described below) to the effective date and the stock price of such make-whole fundamental change:

	Stock Price
Effective Date	$16.02	$17.00	$18.00	$19.22	$22.00	$25.00	$28.83	$45.00	$60.00	$75.00	$90.00	$105.00	$125.00
November 15, 2018	10.4036	10.4036	10.4036	10.2836	7.2386	4.9296	3.0097	0.8380	0.4965	0.3036	0.1753	0.0837	0.0000
November 15, 2019	10.4036	10.4036	10.4036	9.6748	6.6805	4.3388	2.0905	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
November 15, 2020	10.4036	10.4036	10.4036	8.9475	6.0605	3.9228	1.9043	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
November 15, 2021	10.4036	10.0857	9.7678	7.9017	5.0673	3.2248	1.5914	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
November 15, 2022	10.4036	9.5663	8.7289	6.4631	3.4145	1.9936	1.0420	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
November 15, 2023	10.4036	6.8052	3.5373	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such effective date or stock price is not set forth in the table above, then:

•

if such stock price is between two stock prices in the table above or the effective date is between two dates in the table above, then the number of additional shares will be determined by a straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table and the earlier and later dates in the table above, as applicable, based on a 365- or 366-day year, as applicable; and

•	if the stock price is greater than $125.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described in the Preliminary Offering Memorandum under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change—Adjustment of Stock Prices and Number of Additional Shares”), or less than $16.02 (subject to adjustment in the same manner), per share, then no additional shares will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 62.4219 shares of our common stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described in the Preliminary Offering Memorandum under the caption “Description of Notes—Conversion Rights—Conversion Rate Adjustments—Generally.”

* * *

This communication is confidential and is intended for the sole use of the person to whom it is provided by the sender. The information in this pricing term sheet does not purport to be a complete description of the Notes or the offering.

The offer and sale of the Notes and any shares of common stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and the Notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the Notes only to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act. The Notes and any shares of common stock issuable upon conversion of the Notes are not transferable except in accordance with the restrictions described in the Preliminary Offering Memorandum under the caption “Transfer Restrictions.”

You should rely only on the information contained or incorporated by reference in the Preliminary Offering Memorandum, as supplemented by this pricing term sheet, in making an investment decision with respect to the Notes.

Neither this pricing term sheet nor the Preliminary Offering Memorandum constitutes an offer to sell or a solicitation of an offer to buy any Notes in any jurisdiction where it is unlawful to do so, where the person making the offer is not qualified to do so or to any person who cannot legally be offered the Notes.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE II

INITIAL PURCHASERS

Initial Purchasers	Principal Amount
Cantor Fitzgerald & Co.	$171,500,000
UBS Securities LLC	$38,500,000

Total	$210,000,000

EXHIBIT A

Form of Lock-up Agreement

November     , 2018

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

RE:	Omeros Corporation (the “Company”)

Ladies & Gentlemen:

This agreement is being delivered to you in connection with the proposed Purchase Agreement (the “Purchase Agreement”) among Omeros Corporation, a Washington corporation (the “Company”), Cantor Fitzgerald & Co. (“Cantor”) and UBS Securities LLC, relating to the proposed issuance by the Company of its 6.25% Convertible Senior Notes due 2023 (the “Securities”).

In order to induce you to enter into the Purchase Agreement, and in light of the benefits that the offering of Securities will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Cantor that, during the period beginning on and including the date of the Purchase Agreement through and including the date that is the 60th day after the date of the Purchase Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Cantor, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated by the Securities and Exchange Commission, as the same may be amended or supplemented from time to time) or securities convertible into or exercisable or exchangeable in Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Common Stock or securities convertible into or exercisable or exchangeable in Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of Common Stock.

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s

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immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity, non-profit organization or educational institution,

(2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value,

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

(4) the transfer or sale of any shares of Common Stock or other securities pursuant to any contract, instruction or plan meeting the requirements of Rule 10b5-1 under the Exchange Act, that has been entered into by the undersigned (or a member of the undersigned’s immediate family) prior to the date of the Purchase Agreement;

(5)(i) the pledge of any shares of Common Stock or other securities pursuant to a loan or security agreement between the undersigned (or a member of the undersigned’s immediate family) and a bank or other financial institution that has been entered into by the parties thereto prior to the date of the Purchase Agreement, (ii) the pledge of any shares of Common Stock or other securities pursuant to a refinancing, repricing or other amendment to any such loan or security agreement, whether or not with the same lender, that occurs on or after the date hereof and (iii) any transfer or sale of any shares of Common Stock or securities thereunder; provided, that the undersigned or other holder of the pledged shares or other securities notifies Cantor if there is a default or other event pursuant to which such bank or other financial institution would be permitted to foreclose on such shares or other securities or pursuant to which the undersigned or the holder of such pledged shares or other securities would otherwise be required to transfer or sell such shares or other securities prior to any such foreclosure, transfer or sale; and [NOTE: This clause 5 to be included only in lock-up agreements for Greg Demopulos and the Demopulos Family Trust.]

provided, however, that in the case of any transfer described in clause (1)(a), 1(b), (2) or (3) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Cantor, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Cantor, and (B) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or any securities convertible into or exercisable or exchangeable for

Common Stock during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that, in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession or, in the case of any transfer pursuant to clause (2) above, such transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value or, in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value.

Notwithstanding the restrictions described herein, the undersigned may at any time after the date hereof (A) exercise any options or warrants to purchase shares of Common Stock (including any cashless exercise to the extent permitted by the instruments representing such options or warrants); provided that in any such case the shares of Common Stock issued upon exercise shall remain subject to the provisions of this agreement and, if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Lock-Up Period (as the same may be extended as described above) in connection with such exercise, the undersigned shall include a statement in such report to the effect that such disposition was pursuant to cashless exercise of an option or warrant, as applicable, or (B) enter into a trading plan (a “New Plan”) meeting the requirements of Rule 10b5-1 under the Exchange Act, relating to the sale of shares of Common Stock or other securities, if then permitted by the Company and applicable law; provided, that the shares of Common Stock or other securities subject to such New Plan shall not be sold during the Lock-Up Period if such sale is otherwise prohibited by this agreement. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand or request for or exercise any right with respect to the registration under the Securities Act, of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, and (ii) the Company may, with respect to any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above). In addition, the undersigned hereby waives, from the date hereof until the expiration of the Lock-Up Period and any extension of such period pursuant to the terms hereof, any and all rights, if any, to request or demand registration pursuant to the Securities Act, of any shares of Common Stock that are registered in the name of the undersigned.

It is understood that, if (i) the Company notifies Cantor in writing that it does not intend to proceed with the offering of Securities contemplated by the Purchase Agreement; (ii) if the

Purchase Agreement relating to the offering of Securities is not executed on or before November 30, 2018; or (iii) the Purchase Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of the Securities to be sold thereunder, this agreement shall immediately terminate and the undersigned shall automatically be released from all of his, her or its obligations under this agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflict of laws principles thereof.

The undersigned acknowledges and agrees that whether or not any offering of Securities actually occurs depends on a number of factors, including market conditions.

[signature page follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Date:		Date:

[Signature Page to Lock-Up Agreement]

EXHIBIT B

PERSONS DELIVERING LOCK-UP AGREEMENT

Directors and Officers:

1.	Gregory A. Demopulos, M.D.

2.	Ray Aspiri

3.	Thomas J. Cable

4.	Peter A. Demopulos, M.D.

5.	Leroy E. Hood, M.D., Ph.D.

6.	Arnold C. Hanish

7.	Rajiv Shah, M.D.

8.	Michael A. Jacobsen

9.	Marcia S. Kelbon, J.D., M.S.

Entities:

1.	The Demopulos Family Trust

2.	Aspiri Enterprises LLC

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